Exhibit 99.2

HERITAGE COMMERCE CORP
KBW COMMUNITY BANKING CONFERENCE
JULY 2009

WALT T. KACZMAREK
CHIEF EXECUTIVE OFFICER
HERITAGE COMMERCE CORP

Forward Looking Statement Disclaimer

Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the Company's possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the Company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) difficult and adverse conditions in the global and domestic capital and credit markets, (2) continued volatility and further deterioration of the capital and credit markets, (3) significant changes in banking laws or regulations, including, without limitation, as a result of the Emergency Economic Stabilization Act and the creation of and possible amendments to the Troubled Asset Relief Program (TARP), including the Capital Purchase Program and related executive compensation requirements, (4) continued uncertainty about the impact of TARP and other recent federal programs on the financial markets including levels of volatility and credit availability, (5) a more adverse than expected decline or continued weakness in general business and economic conditions, either nationally, regionally or locally in areas where the Company conducts its business, which may affect, among other things, the level of nonperforming assets, charge-offs and loan provision expense, (6) changes in interest rates, reducing interest rate margins or increasing interest rate risks, (7) changes in  market liquidity which may reduce interest margins and impact funding sources, (8) increased competition in the Company's markets, (9) changes in the financial performance and/or condition of the Company's borrowers, (10) current and further deterioration in the housing and commercial real estate markets  particularly in California  and (11) increases in Federal Deposit Insurance Corporation premiums due to market developments and regulatory changes.  For a discussion of factors which could cause results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company's press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

                                                        Member FDIC